UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 11, 2008
SOVEREIGN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16581	23-2453088

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Market Street, Philadelphia, Pennsylvania	19102

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (267) 256-8601
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 11, 2008, the Compensation Committee of the Board of Directors of Sovereign Bancorp, Inc. (the “Compensation Committee”) approved the following actions, effective for calendar year 2008.
Expansion of Peer Group
Sovereign Bancorp, Inc. (“Sovereign”) bases executive compensation opportunities in part on peer group information to determine competitive levels for base salary, short- and long-term incentives, and executive benefits and perquisites. The peer group will change over time as needed by adding or replacing major U.S. financial services companies to reflect Sovereign’s asset size and other factors. Set forth below is Sovereign’s peer group as of December 31, 2007:

•	Comerica Incorporated	•	M&T Bank Corporation

•	Commerce Bancorp, Inc.	•	The PNC Financial Services Group, Inc.

•	Compass Bancshares, Inc.	•	UnionBanCal Corporation

•	First Horizon National	•	Valley National Bancorp Corporation

•	Fulton Financial Corp.	•	Webster Financial Corp.

•	Huntington Bancshares	•	Zions Bancorporation Incorporated

•	KeyCorp
As a result of the acquisition of Commerce Bancorp, Inc. and Compass Bancshares, Inc. by other companies, the Compensation Committee increased its peer group of financial services companies, effective for calendar year 2008, to 15 by adding Regions Financial Corporation, BB&T Corporation, Fifth Third Bancorp, and Marshall & Ilsley Corporation. The additions were selected after review and consideration of each financial service company’s business scope and current market footprint.
Modifications to Performance Share Award Metrics
The Compensation Committee approved modifications to certain performance metrics used to establish criteria upon which the vesting of certain long-term incentive grants awarded in 2008 to members of the Office of the Chief Executive Officer (“OCEO”) will be accelerated from five-year cliff vesting to three-year cliff vesting if achieved.
In 2007, Sovereign used a return on risk-weighted assets metric for both determining the company performance objectives under its annual short-term incentive plans and establishing the criteria for the accelerated vesting of certain long-term incentive grants provided to members of the OCEO.

While Sovereign will continue to use return on risk-weighted assets as the sole metric for company performance objectives under its annual short-term incentive plans, for 2008 it will use both the return on risk-weighted assets and relative total shareholder return metrics for establishing the criteria for accelerated vesting of certain long-term incentive grants to members of the OCEO (creating dual thresholds). Members of the OCEO currently include Joseph Campanelli, Salvatore Rinaldi, and Kirk Walters. Under these long-term incentive grants, members of the OCEO received shares of restricted stock. These shares have a five-year cliff vesting schedule, which schedule may be reduced to three years if a threshold performance level is achieved in both the return on risk-weighted assets and relative total shareholder return metrics. The threshold performance level for such accelerated vesting in 2011 for long-term incentive grants to members of the OCEO made in 2008 is as follows:
1.	Sovereign’s total growth in return on risk-weighted assets for the three-year cycle (2008 through 2010) must be greater than the relative performance of at least 50% of the financial services companies in Sovereign’s peer group; and

2.	Sovereign’s percentile rank of average relative total shareholder return for the three-cycle (2008 through 2010) must be in the top one-third (5 or higher out of 15) of its peer group.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN BANCORP, INC. (Registrant)

Dated: April 17, 2008	/s/ Stacey V. Weikel

Stacey V. Weikel Senior Vice President

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